Exhibit 24.1

1st Source Corporation
Limited Power of Attorney

The undersigned director and/or officer of 1st Source Corporation, an Indiana corporation (the “Company”), does hereby make, constitute and appoint each of Andrea G. Short and John B. Griffith, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments to a Registration Statement or Registration Statements to be filed on Form S-8 or other applicable form, with all exhibits thereto, and any other documentation in connection therewith, to be filed by said Company with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 25th day of April, 2013.

/s/ Allison N. Egidi	/s/ Rex Martin
Allison N. Egidi	Rex Martin

/s/ Daniel B. Fitzpatrick	/s/ Christopher J. Murphy III
Daniel B. Fitzpatrick	Christopher J. Murphy III

/s/ Tracy D. Graham	/s/ Christopher J. Murphy IV
Tracy D. Graham	Christopher J. Murphy IV

/s/ Wellington D. Jones III	/s/ Timothy K. Ozark
Wellington D. Jones III	Timothy K. Ozark

/s/ Craig A. Kapson	/s/ John T. Phair
Craig A. Kapson	John T. Phair

/s/ Najeeb A. Khan	/s/ Mark D. Schwabero
Najeeb A. Khan	Mark D. Schwabero

/s/ Vinod M. Khilnani
Vinod M. Khilnani

STATE OF INDIANA	)
) SS:
COUNTY OF ST. JOSEPH	)

Before me, a Notary Public, in and for said county and state, personally appeared Allison N. Egidi, Daniel B. Fitzpatrick, Tracy D. Graham, Wellington D. Jones III, Craig A. Kapson, Najeeb A. Khan, Vinod M. Khilnani, Rex Martin, Christopher J. Murphy III, Christopher J. Murphy IV, Timothy K. Ozark, John T. Phair and Mark D. Schwabero, who executed the above and foregoing Limited Power of Attorney on April 25, 2013.

Witness my hand and Notarial Seal this 25th day of April, 2013.

/s/ Linda S. Wojciechowski
Notary Public

Linda S. Wojciechowski
Printed Name

My Commission Expires:	Residing in St. Joseph County, Indiana

1-3-2018